 EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Youmi Inc.

Las Vegas, NV

As independent registered public accountants, we hereby consent to the use of our report dated May 20, 2026, with respect to the financial statements of Youmi Inc. as of April 30, 2026 and for the period from February 24, 2026 (inception) through April 30, 2026 in this Registration Statement on Form S-1. We also consent to the reference of our firm under the caption “Experts” in this registration statement.

/s/ TQ International, PLLC

formerly Tang Qian & Associates, PLLC

Flower Mound, Texas

August 27, 2026